UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2010

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2010, the Compensation Committee of the Board of Directors of Evans Bancorp, Inc. (the "Company") approved the adoption of the Evans Bank, N.A. Supplemental Executive Retirement Plan for Senior Executives (the "Senior Executive SERP"), which is effective as of January 1, 2010. Mr. David Nasca, President and Chief Executive Officer of the Company and Evans Bank, N.A. (the "Bank"), and Mr. Gary Kajtoch, Treasurer of the Company and Chief Financial Officer of the Bank, as well as other employees of the Bank who have been or may in the future be selected by the Board of Directors, are eligible to participate in the Senior Executive SERP.
A participant is generally entitled to receive a benefit under the Senior Executive SERP upon a termination of employment, other than for "cause", after the participant has completed 10 full calendar years of service with the Bank. No benefit is payable under the Senior Executive SERP if the participant’s employment is terminated for "cause" or if the participant voluntarily terminates before completing 10 full calendar years of service with the Bank. In addition, the payment of benefits under the Senior Executive SERP is conditioned upon certain agreements of the participant related to confidentiality, cooperation, non-competition, and non-solicitation.
A participant will be entitled to a retirement benefit under the Senior Executive SERP if his or her employment with the Bank terminates other than for "cause" on or after the date the participant attains age 65. The "accrued benefit" is based on a percentage of the participant’s final average earnings, which is determined based upon the participant’s total annual compensation over the highest consecutive five calendar years of the participant’s employment with the Bank, accrued over the participant’s "required benefit service". The percentages and years of service requirements are set forth in each participant’s Participation Agreement, and range from 25% to 35% and from 15 to 20 years. A reduced early retirement benefit may be payable if the participant terminates before attaining age 62 (other than by reason of death of "disability" or following a "change in control"). The benefit is calculated in the same manner as the standard retirement benefit, but is reduced by 6% for each full calendar year prior to age 62 that the benefit is paid (e.g., reduced by 12% if the participant retires at age 60).
Upon a participant’s death while employed by the Bank, the participant’s designated beneficiary will be entitled to a cash lump sum equal to the present value of the participant’s "accrued benefit", without any reduction for early retirement. If a participant’s employment with the Bank terminates by reason of "disability", the participant is entitled to a benefit to be calculated as if he or she had attained age 65 immediately before the disability and assuming his or her base salary had increased 3% each calendar year, then discounted to the lump sum present value as of the date of disability, and paid as a cash lump sum. If a participant’s employment is terminated without "cause" or the participant terminates with "good reason" (as defined in Internal Revenue Code Section 409A) within 24 months following a "change in control", the participant is entitled to a benefit to be calculated as if he or she had attained age 65 immediately before termination and assuming his or her base salary had increased 3% each calendar year, then discounted to the lump sum present value and paid as a cash lump sum.
Except as otherwise specified in the Senior Executive SERP, participants may select payment in the form of (i) 15 equal annual installments or (ii) a lump sum which is the present value actuarial equivalent to 15 equal annual installment payments.

Name: Mr. David Nasca
Title: President and Chief Executive Officer of the Company and the Bank
Age: 52
Years of Service: 3
Benefit Percentage: 35%
Required Benefit Service: 15 years

Name: Mr. Gary Kajtoch
Title: Treasurer of the Company and Chief Financial Officer of the Bank
Age: 43
Years of Service: 3
Benefit Percentage: 25%
Required Benefit Service: 20 years

The following table sets forth, with respect to Messrs. Nasca and Kajtoch, as of the date of this Current Report on Form 8-K, each individual’s age, years of service, "Benefit Percentage" and "Required Benefit Service":

The foregoing description of certain of the terms of the Senior Executive SERP is qualified in its entirety by reference to the Senior Executive SERP itself, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Except as otherwise indicated above, terms in quotation marks above are used as defined in the Senior Executive SERP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 10.1 Evans Bank, N.A. Supplemental Executive Retirement Plan for Senior Executives

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

April 14, 2010	By:	/s/David J. Nasca

Name: David J. Nasca
Title: President & C.E.O

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Exhibit Index

Exhibit No.	Description

10.1	Evans Bank, N.A. Supplemental Executive Retirement Plan for Senior Executives